Exhibit 99.1

Fathom Holdings Reports Third Quarter 2023 Results

– Company Targets Adjusted EBITDA Positive in First Quarter of 2024 –

CARY, NC, November 8, 2023 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today reported financial results for the third quarter ended September 30, 2023.

Q3 2023 and Recent Highlights

•	Achieved total revenue of $93.5 million and GAAP net loss of $5.5 million during the third quarter.
•	Fathom's real estate agent network grew 13% to approximately 11,333 agent licenses at September 30, 2023, up from approximately 9,991 agent licenses at September 30, 2022, as compared to an industry decline of 1.6% (according to the National Association of REALTORS).
•	Fathom completed approximately 10,303 real estate transactions in the third quarter 2023, a 14.7% decrease relative to the third quarter 2022, as compared to an overall market decline of over 20% (according to the National Association of REALTORS and the Census Bureau).
•	Fathom Realty is operating in 37 states and the District of Columbia; Encompass Lending Group in 41 states and the District of Columbia; Dagley Insurance in 47 states and the District of Columbia; and Verus Title in 28 states and the District of Columbia.
•	Fathom Realty expanded its operations in Q4 in California through the addition of Advance 1 McKeever Realty. Advance 1 McKeever Realty is an award-winning real estate brokerage with approximately 70 agents that provides a full range of services for buyers and sellers in Stockton, California.
•	Fathom Realty expanded its operations in Q4 in Louisiana through the addition of Team Adkins Real Estate, a leading brokerage team in Baton Rouge with 13 agents.
•	Fathom Realty expanded its operations in Q4 in Massachusetts through the addition of Council Realty, a prominent name in Pioneer Valley with 22 agents.

"Our results this quarter continue to demonstrate Fathom’s ability to navigate challenging market conditions with a truly disruptive business model that is resonating among agents," said Fathom CEO Joshua Harley. “While the residential real estate market remains challenging, we continue to believe that our future remains bright and are positioning Fathom for continued success once the industry rebounds. We’re continuing to grow our agent network and believe we’ll continue to attract high quality agent teams and brokerages going forward as our agent value proposition remains compelling in the current environment and our pipeline of opportunities remains strong. We believe that Fathom is the most attractive home for agents long-term as we help them ultimately earn more money with an industry-leading flat fee commission split to agents. By further rightsizing the Company’s expenses, we’ve set a target to achieve operating cash flow breakeven as early as Q2 of 2024 while remaining committed to getting back to positive Adjusted EBITDA in Q1 2024 and going forward.”

"We remain focused on execution and are taking necessary steps to better position Fathom in the current environment and once the market recovers," stated Fathom President and CFO Marco Fregenal. “During the third quarter, we continued to see the benefits from the cost-reduction measures we’ve already implemented. We have continued to further right-size the Company's expenses and implement management salary reductions for a combined expected savings of approximately $1.2 million per quarter. We believe we are positioned for profitable growth ahead where we can start to show the operating leverage in our businesses.”

Third Quarter 2023 Financial Results

Fathom's real estate agent network grew 13% to approximately 11,333 agent licenses at September 30, 2023, up from approximately 9,991 agent licenses at September 30, 2022, compared to an industry decline of approximately 1.6%.

In spite of an overall industry decline of over 20% in real estate transactions from the 2022 third quarter, Fathom only saw a decrease of 14.7%, completing approximately 10,303 transactions for the 2023 third quarter. Total revenue decreased 16% for the 2023 third quarter to $93.5 million, from $111.3 million for 2022's third quarter.

Segment revenue for the 2023 third quarter, compared with the 2022 third quarter was as follows:

	Revenue
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Real Estate Brokerage	$88,247	$104,977	$256,050	$311,074
Mortgage	1,921	2,839	5,404	8,345
Technology	836	702	2,385	2,003
Corporate and other services (a)	2,520	2,746	7,315	8,104
Total revenue	$93,524	$111,264	$271,154	$329,526

(a)	Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the 2023 third quarter was $5.5 million, or $0.34 per share, compared with a loss of $6.0 million, or $0.38 per share, for the 2022 third quarter.

General and Administrative expense (G&A) totaled $9.8 million for the 2023 third quarter, compared with $11.5 million for the third quarter of 2022. G&A as a percentage of revenue remained relatively constant to the prior year at approximately 10.5%. Fathom began implementing its cost-reduction initiatives in the fourth quarter of 2022 and is committed to achieving Adjusted EBITDA positive in Q1 2024 and going forward.

Adjusted EBITDA loss, a non-GAAP measure, was $253 thousand compared with an Adjusted EBITDA loss of approximately $2.3 million for the 2022 third quarter.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Guidance/Long-Term Targets

Without giving a timeline for reaching this target, the Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 transactions per year.

Given the continued uncertainty in the macro environment, the Company will not be providing guidance for the fourth quarter ending December 31, 2023 and will revisit guidance expectations next quarter.

Conference Call

Fathom management will hold a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss its financial results for the third quarter ended September 30, 2023.

Call Date: Wednesday, November 8, 2023

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

U.S. dial-in: 833-685-0908

International dial-in: 412-317-5742

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.

A telephone replay of the call will be available through November 15, 2023.

U.S. replay dial-in: 877-344-7529

International replay dial-in: 412-317-0088

Replay ID: 7862010

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, the Company’s ability to achieve operating cash flow breakeven in Q2 of 2024, its ability to continue attracting agents and generating higher revenue, and its ability to continue to reduce costs, among others. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operating cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Gross commission income	$88,247	$104,977	$256,050	$311,074
Other service revenue	5,277	6,287	15,104	18,452
Total revenue	93,524	111,264	271,154	329,526
Operating expenses
Commission and other agent-related costs	83,770	99,448	241,834	295,237
Operations and support	1,886	2,420	5,404	6,192
Technology and development	1,760	1,456	4,674	3,931
General and administrative	9,793	11,528	29,552	34,669
Marketing	796	1,457	2,439	3,948
Depreciation and amortization	891	852	2,406	2,238
Total operating expenses	98,896	117,161	286,309	346,215
Loss from operations	(5,372)	(5,897)	(15,155)	(16,689)
Other expense (income), net
Interest expense (income), net	88	(11)	151	4
Other nonoperating expense	18	126	181	800
Other expense (income), net	106	115	332	804
Loss before income taxes	(5,478)	(6,012)	(15,487)	(17,493)
Income tax expense	18	—	55	185
Net loss	$(5,496)	$(6,012)	$(15,542)	$(17,678)
Net loss per share:
Basic	$(0.34)	$(0.38)	$(0.97)	$(1.10)
Diluted	$(0.34)	$(0.38)	$(0.97)	$(1.10)
Weighted average common shares outstanding:
Basic	16,074,123	15,804,644	16,036,622	16,054,025
Diluted	16,074,123	15,804,644	16,036,622	16,054,025

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$6,616	$8,320
Restricted cash	146	60
Accounts receivable	4,124	3,074
Mortgage loans held for sale, at fair value	7,152	3,694
Prepaid and other current assets	3,604	3,668
Total current assets	21,642	18,816
Property and equipment, net	2,460	2,945
Lease right of use assets	4,392	5,508
Intangible assets, net	24,637	27,259
Goodwill	25,607	25,607
Other assets	59	52
Total assets	$78,797	$80,187
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,402	$3,343
Accrued and other current liabilities	3,034	3,403
Warehouse lines of credit	6,890	3,580
Lease liability - current portion	1,509	1,609
Long-term debt - current portion	290	564
Total current liabilities	15,125	12,499
Lease liability, net of current portion	4,105	5,241
Long-term debt, net of current portion	3,451	129
Other long-term liabilities	312	297
Total liabilities	22,993	18,166
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 18,174,473 and 17,468,562 as of September 30, 2023 and December 31, 2022, respectively)	—	—
Additional paid-in capital	118,951	109,626
Accumulated deficit	(63,147)	(47,605)
Total stockholders’ equity	55,804	62,021
Total liabilities and stockholders’ equity	$78,797	$80,187

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,542)	$(17,678)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,466	3,839
Non-cash lease expense	1,291	1,565
Deferred financing costs amortization	46	—
Other non-cash	200	—
Gain on sale of mortgages	(2,778)	(3,443)
Stock-based compensation	9,325	6,470
Deferred income taxes	14	—
Change in operating assets and liabilities:
Accounts receivable	(1,050)	(672)
Derivative assets	—	(241)
Prepaid and other current assets	(136)	(2,182)
Other assets	(7)	43
Accounts payable	59	(382)
Accrued and other current liabilities	(3)	(284)
Operating lease liabilities	(1,412)	(1,540)
Mortgage loans held for sale originations	(111,722)	(205,137)
Proceeds from sale and principal payments on mortgage loans held for sale	111,043	213,172
Net cash used in operating activities	(6,206)	(6,470)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(21)	(981)
Amounts paid for business and asset acquisitions; net of cash acquired	—	(2,479)
Purchase of intangible assets	(1,337)	(2,473)
Net cash used in investing activities	(1,358)	(5,933)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	3,768	554
Principal payments on debt	(566)	(846)
Cash paid for debt issuance costs	(200)	—
Borrowings from warehouse lines of credit	108,398	177,581
Repayment on warehouse lines of credit	(105,088)	(182,080)
Deferred acquisition consideration payments	(366)	—
Repurchase of common stock	—	(6,045)
Net cash provided by (used in) financing activities	5,946	(10,836)
Net decrease in cash, cash equivalents, and restricted cash	(1,618)	(23,239)
Cash, cash equivalents, and restricted cash at beginning of period	8,380	37,921
Cash, cash equivalents, and restricted cash at end of period	$6,762	$14,682

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$188	$23
Income taxes paid	50	111
Amounts due to sellers	—	1,100
Capitalized stock-based compensation	—	—
Right of use assets obtained in exchange for new lease liabilities	175	2,219
Issuance of common stock for purchase of business	—	6,168
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$6,616	$14,543
Restricted cash	146	139
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$6,762	$14,682

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(5,496)	$(6,012)	$(15,542)	$(17,678)
Other expense (income), net	106	115	332	804
Income tax expense	18	—	55	185
Depreciation and amortization	1,599	1,436	4,466	3,839
Other non-cash items and transaction costs	200	13	200	73
Stock based compensation	3,320	2,123	9,325	6,470
Adjusted EBITDA	$(253)	$(2,325)	$(1,164)	$(6,307)

Note about Non-GAAP Financial Measures

To supplement Fathom's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other income and expense, income taxes, depreciation and amortization, share-based compensation expense, and other non-cash and transaction-related costs.

Fathom believes that Adjusted EBITDA provides useful information about the Company's financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom's management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock and restricted stock unit awards and stock options, and transaction-related costs associated with the Company's acquisition activity, provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment and severance costs, if applicable, and other non-cash items representing reserves on certain agent fee collections.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom's core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock and restricted stock unit awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom's business and an important part of its compensation strategy;
•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom's growth strategy and therefore likely to occur; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software, and acquisition related intangible asset costs, however, the assets being depreciated and amortized may have to be replaced in the future.